                                                                     EXHIBIT 2.1



                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                         EON COMMUNICATIONS CORPORATION

                                       AND

                       CORTELCO SYSTEMS PUERTO RICO, INC.

                                 EFFECTIVE AS OF

                                JANUARY 30, 2002
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                                Table of Contents

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ARTICLE I  DISTRIBUTION...........................................................................................2
   SECTION 1.1.  DISTRIBUTION DATE................................................................................2
   SECTION 1.2.  DELIVERY OF SHARES FOR DISTRIBUTION..............................................................2
   SECTION 1.3.  SHARES RECEIVED..................................................................................2
   SECTION 1.4.  OBLIGATION TO PROVIDE INFORMATION................................................................3
   SECTION 1.5.  CONDITIONS TO DISTRIBUTION.......................................................................3
   SECTION 1.6.  SOLE DISCRETION OF EON...........................................................................3
   SECTION 1.7.  FRACTIONAL SHARES................................................................................4
ARTICLE II  DOCUMENTS AND ITEMS TO BE DELIVERED ON OR BEFORE THE DISTRIBUTION DATE................................4
   SECTION 2.1.  DOCUMENTS TO BE DELIVERED BY EON.................................................................4
   SECTION 2.2.  DOCUMENTS TO BE DELIVERED BY CSPR................................................................4
ARTICLE III  ACTIONS PENDING THE DISTRIBUTION.....................................................................4
   SECTION 3.1.  TRANSACTIONS PRIOR TO THE DISTRIBUTION...........................................................4
ARTICLE IV  COVENANTS AND OTHER MATTERS...........................................................................5
   SECTION 4.1.  OTHER AGREEMENTS.................................................................................5
   SECTION 4.2.  AGREEMENT FOR EXCHANGE OF INFORMATION............................................................5
   SECTION 4.3.  AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING..............................7
   SECTION 4.4.  CONSISTENCY WITH PAST PRACTICES..................................................................9
   SECTION 4.5.  PAYMENT OF EXPENSES..............................................................................9
   SECTION 4.6.  DISPUTE RESOLUTION...............................................................................9
   SECTION 4.7.  GOVERNMENTAL APPROVALS..........................................................................10
   SECTION 4.8.  REPRESENTATIONS AND WARRANTIES OF EON...........................................................10
   SECTION 4.9.  REPRESENTATIONS AND WARRANTIES OF CSPR..........................................................10
   SECTION 4.10.  INSURANCE MATTERS..............................................................................11
ARTICLE V  MISCELLANEOUS.........................................................................................11
   SECTION 5.1.  LIMITATION OF LIABILITY.........................................................................11
   SECTION 5.2.  ENTIRE AGREEMENT................................................................................11
   SECTION 5.3.  GOVERNING LAW...................................................................................12
   SECTION 5.4.  TERMINATION.....................................................................................12
   SECTION 5.5.  NOTICES.........................................................................................12
   SECTION 5.6.  COUNTERPARTS....................................................................................12
   SECTION 5.7.  BINDING EFFECT; ASSIGNMENT......................................................................12
   SECTION 5.8.  SEVERABILITY....................................................................................13
   SECTION 5.9.  WAIVER OF BREACH................................................................................13
   SECTION 5.10.  AMENDMENT AND EXECUTION........................................................................13
   SECTION 5.11.  DESCRIPTIVE HEADINGS...........................................................................13
EXHIBIT A     EMPLOYEE MATTERS AGREEMENT.........................................................................15
EXHIBIT B     CONFIDENTIAL DISCLOSURE AGREEMENT..................................................................16
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                                       i
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                             DISTRIBUTION AGREEMENT

         This Distribution Agreement (this "AGREEMENT") is entered into as of January 30, 2002, between eOn Communications Corporation, a Delaware corporation ("EON"), and Cortelco Systems Puerto Rico, a Puerto Rico corporation ("CSPR"). eOn and CSPR are sometimes referred to herein individually as a "party" or collectively as the "parties."

                                    RECITALS

         WHEREAS, eOn currently owns all of the issued and outstanding capital stock of CSPR;

         WHEREAS, the Board of Directors of eOn has determined that it is appropriate and desirable on the terms and conditions contemplated hereby to distribute to the holders of its common stock, by means of a pro rata distribution, approximately 1,200,000 of the shares of CSPR common stock owned by eOn (the "DISTRIBUTION"); and

         WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the Distribution.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                  DISTRIBUTION

         SECTION 1.1. DISTRIBUTION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of agreement in connection with the Distribution shall be 12:01 a.m., Eastern Time, on the date fixed by the Board of Directors of eOn (the "DISTRIBUTION DATE").

         SECTION 1.2. DELIVERY OF SHARES FOR DISTRIBUTION. Subject to SECTIONS
1.5 and 1.7 hereof, on or prior to the Distribution Date, eOn will deliver to the distribution agent to be appointed by eOn (the "DISTRIBUTION AGENT") a single stock certificate, endorsed by eOn in blank, representing that number of shares equal to the number of shares of eOn common stock outstanding on the "Record Date" divided by ten (10). The "Record Date" will be a date determined by the Board of Directors of eOn, in its sole discretion (the "RECORD DATE").

         SECTION 1.3. SHARES RECEIVED. Subject to SECTIONS 1.5 and 1.7, eOn shall cause the transfer agent for the shares of common stock of CSPR to instruct the Distribution Agent to distribute on the Distribution Date to each such holder or designated transferee or transferees of such holder one share of CSPR common stock for every ten (10) shares of eOn common stock so held either by crediting the holder's brokerage account or by delivering a certificate or certificates representing such shares.

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         SECTION 1.4. OBLIGATION TO PROVIDE INFORMATION. CSPR and eOn, as the
case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

         SECTION 1.5. CONDITIONS TO DISTRIBUTION. The parties hereto shall use their reasonable commercial efforts to effect the Distribution prior to July 31, 2002, or as soon thereafter as practicable. eOn and CSPR shall take all reasonable steps necessary and appropriate to cause the conditions set forth this SECTION 1.5 to be satisfied and to effect the Distribution on the Distribution Date. The obligations of the parties to consummate the Distribution shall be conditioned on the satisfaction, or written waiver by eOn, of the following conditions:

                  (a) Government Approvals. Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

                  (b) Registration Statement. The Form 10 Registration Statement shall have been filed and become effective, and there shall be no stop-order in effect with respect thereto.

                  (c) OTC Bulletin Board. Trades in the common stock of CSPR shall be permitted to be reported on the OTCBB.

                  (d) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution or any of the other transactions contemplated by this Agreement shall be in effect.

                  (e) Other Actions. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Distribution in order to assure the successful completion of the Distribution shall have been taken.

                  (f) No Termination. This Agreement shall not have been terminated.

         SECTION 1.6. SOLE DISCRETION OF EON. eOn currently intends to complete the Distribution by July 31, 2002. eOn shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, eOn may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. CSPR shall cooperate with eOn in all respects to accomplish the Distribution and shall, at eOn's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the common stock of CSPR on an appropriate registration form or forms to be designated by eOn. eOn shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for eOn; provided, however, that nothing

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herein shall prohibit CSPR from engaging its own financial, legal, accounting and other advisors in connection with the Distribution.

         SECTION 1.7. FRACTIONAL SHARES. No fractional shares will be issued. As soon as practicable after the Record Date, eOn shall direct the Distribution Agent to determine the number of whole shares allocable to each holder of record or beneficial owner of common stock of eOn as of the Record Date determined by rounding up fractional shares to the nearest whole share. eOn and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of eOn that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                   ARTICLE II

     DOCUMENTS AND ITEMS TO BE DELIVERED ON OR BEFORE THE DISTRIBUTION DATE

         SECTION 2.1. DOCUMENTS TO BE DELIVERED BY EON. On or before the Distribution Date, eOn will deliver to CSPR all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "ANCILLARY AGREEMENTS"):

                  (a) A duly executed Employee Matters Agreement substantially in the form attached hereto as EXHIBIT A;

                  (b) A duly executed Confidential Disclosure Agreement substantially in the form attached hereto as EXHIBIT B; and

                  (c) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

         SECTION 2.2. DOCUMENTS TO BE DELIVERED BY CSPR. As of the Distribution Date, CSPR will deliver to eOn all of the following:


                  (a) In each case where CSPR is a party to any agreement or instrument referred to in SECTION 2.1, a duly executed counterpart of such agreement or instrument; and

                  (b) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

                                   ARTICLE III

                        ACTIONS PENDING THE DISTRIBUTION

         SECTION 3.1. TRANSACTIONS PRIOR TO THE DISTRIBUTION. Subject to the conditions specified in SECTION 1.5 and SECTION 1.6, eOn and CSPR shall use their reasonable commercial efforts to consummate the Distribution. Such efforts shall include, but not necessarily be limited to, those specified in this
SECTION 3.1.

                  (a) Registration Statement. CSPR, with the cooperation and assistance of eOn, shall register its common stock under Section 12 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") by filing a Form 10 Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law, including, but not limited to, filing such amendments to the Form 10 Registration Statement as may be required by the Securities and Exchange Commission (the "COMMISSION") or federal, state or foreign securities laws. eOn and CSPR shall also cooperate in preparing and filing with the Commission any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Distribution or the other transactions contemplated by this Agreement.

                  (b) Information Statement. eOn and CSPR shall prepare and mail, prior to the Distribution Date, to the holders of common stock of eOn, such information concerning CSPR and the Distribution and such other matters as eOn and CSPR shall reasonably determine are necessary and as may be required by law. eOn and CSPR will prepare, and CSPR will, to the extent required under applicable law, file with the Commission any such documentation which eOn and CSPR reasonably determine is necessary or desirable to effectuate the Distribution, and eOn and CSPR shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

                  (c) Other Matters. eOn and CSPR shall consult with each other and their financial advisors regarding the timing, pricing and other material matters with respect to the Distribution.

                  (d) Blue Sky. eOn and CSPR shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

                  (e) OTC Bulletin Board. CSPR shall use its reasonable commercial efforts to (i) to make its common stock an OTCBB-eligible security (pursuant to NASD Rule 6530) and (ii) to assist an eligible market maker in the submission of any forms or filings required by the NASD in order to permit the reporting of trades of CSPR's common stock on the OTC Bulletin Board service.

                                   ARTICLE IV

                           COVENANTS AND OTHER MATTERS

         SECTION 4.1. OTHER AGREEMENTS. In addition to the specific agreements, documents and instruments that are Exhibits to this Agreement, eOn and CSPR agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

         SECTION 4.2. AGREEMENT FOR EXCHANGE OF INFORMATION. Each of eOn and CSPR agrees to provide, or cause to be provided, to each other, at anytime before or after the

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Distribution Date, as soon as reasonably practicable after written request therefore, any information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a governmental authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of eOn or CSPR, as the case may be; provided, however, that in the event that any party determines that any such provision of information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                  (a) Internal Accounting Controls; Financial Information. Until the seventh anniversary of the Distribution Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any governmental authority.

                  (b) Ownership of Information. Any information owned by a party that is provided to a requesting party pursuant to this SECTION 4.2 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

                  (c) Record Retention. To facilitate the possible exchange of information pursuant to this SECTION 4.2 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all tax, employee and financial information in their respective possession or control on the Distribution Date for seven years after the Distribution Date. No party will destroy any information that exists on the Distribution Date (other than information that is permitted to be destroyed under the current record retention policy of such party) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction.

                  (d) Limitation of Liability. No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this SECTION 4.2 is found to be inaccurate, in the absence of willful misconduct by the party providing such information. No party shall have any liability to any other party if any information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of
SECTION 4.2(c).

                  (e) Other Agreements Providing For Exchange of Information. The rights and obligations granted under this SECTION 4.2 are subject to any specific limitations, qualifications

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or additional provisions on the sharing, exchange or confidential treatment of information set forth in this Agreement and any Ancillary Agreement.

                  (f) Production of Witnesses; Records; Cooperation. After the Distribution Date, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under SECTION 4.6 or otherwise), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

         SECTION 4.3. AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING. Each party agrees that, for so long as eOn is required by any governmental entity or regulatory body to include CSPR's results of operations and financial position in eOn's financial reports, including but not limited to its audited financial statements:

                  (a) Selection of Auditors. CSPR shall not select an accounting firm other than a nationally recognized accounting firm to serve as its independent certified public accountants ("CSPR'S AUDITORS") for purposes of providing an opinion on its consolidated financial statements without eOn's prior written consent (which shall not be unreasonably withheld).

                  (b) Date of Auditors' Opinion and Quarterly Reviews. CSPR shall use its reasonable commercial efforts to enable the CSPR Auditors to complete their audit such that they will date their opinion on CSPR's audited annual financial statements on the same date that eOn's independent certified public accountants ("EON'S AUDITORS") date their opinion on eOn's audited annual financial statements, and to enable eOn to meet its timetable for the printing, filing and public dissemination of eOn's annual financial statements. CSPR shall use its reasonable commercial efforts to enable the CSPR Auditors to complete their quarterly review procedures such that they will provide clearance on CSPR's quarterly financial statements on the same date that eOn's Auditors provide clearance on eOn's quarterly financial statements.

                  (c) Annual and Quarterly Financial Statements. CSPR shall provide to eOn on a timely basis all information that eOn reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of eOn's annual and quarterly financial statements. Without limiting the generality of the foregoing, CSPR will provide all required financial information with respect to CSPR to CSPR's Auditors in a sufficient and reasonable time and in sufficient detail to permit CSPR's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to eOn's Auditors with respect to information to be included or contained in eOn's annual and quarterly financial statements. Similarly, eOn shall provide to CSPR on a timely basis all information that CSPR reasonably requires to meet its schedule for the preparation, printing, filing and public dissemination of CSPR's annual and quarterly financial statements. Without limiting the generality of the foregoing, eOn will provide all required financial information with respect to eOn to eOn's Auditors in a sufficient and reasonable time and in sufficient detail to permit eOn's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to CSPR's Auditors with respect to information to be included or contained in CSPR's annual and quarterly financial statements.

                  (d) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. CSPR shall authorize CSPR's Auditors to make available to eOn's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of CSPR and work papers related to the annual audits and quarterly reviews of CSPR, in all cases within a reasonable time prior to CSPR's Auditors' opinion date, so that eOn's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of CSPR's Auditors as it relates to eOn's Auditors' report on eOn's financial statements, all within sufficient time to enable eOn to meet its timetable for the printing, filing and public dissemination of eOn's annual and quarterly statements. Similarly, eOn shall authorize eOn's Auditors to make available to CSPR's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of eOn and work papers related to the annual audits and quarterly reviews of eOn, in all cases within a reasonable time prior to eOn's Auditors' opinion date, so that CSPR's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of eOn's Auditors as it relates to CSPR's Auditors' report on CSPR's statements, all within sufficient time to enable CSPR to meet its timetable for the printing, filing and public dissemination of CSPR's annual and quarterly financial statements.

                  (e) Access to Books and Records. CSPR shall provide eOn's internal auditors and their designees access to CSPR's books and records so that eOn may conduct reasonable audits relating to the financial statements provided by CSPR pursuant hereto as well as to the internal accounting controls and operations of CSPR and its Subsidiaries. Similarly, eOn shall provide CSPR's internal auditors and their designees access to eOn's and its Subsidiaries' books and records so that CSPR may conduct reasonable audits relating to the financial statements provided by eOn pursuant hereto as well as to the internal accounting controls and operations of eOn.

                  (f) Notice of Change in Accounting Principles. CSPR shall give eOn as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Distribution Date. CSPR will consult with eOn and, if requested by eOn, CSPR will consult with eOn's independent public accountants with respect thereto. eOn shall give CSPR as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Distribution Date.

                  (g) Conflict with Third-Party Agreements. Nothing in SECTIONS
4.2 and 4.3 shall require CSPR to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business.


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         SECTION 4.4. CONSISTENCY WITH PAST PRACTICES. At all times prior to the
Distribution Date, eOn will cause CSPR to continue to conduct business in the ordinary course, consistent with past practices.

         SECTION 4.5. PAYMENT OF EXPENSES. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Distribution, all costs and expenses of the parties hereto in connection with the Distribution (excluding internal costs and expenses of CSPR) shall be paid by eOn.

         SECTION 4.6. DISPUTE RESOLUTION. Resolution of any and all disputes, claims and causes of action of any nature whatsoever (collectively, "DISPUTES"), arising from or in connection with this Agreement, shall be exclusively governed by and settled in accordance with the provisions of this SECTION 4.6.

                  (a) Negotiation. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through informal negotiation between appropriate representatives from each of eOn and CSPR. If at any time either party feels that such negotiations are not leading to a resolution of the Dispute, such party may send a notice to the other party describing the Dispute and requesting a meeting of the senior executives from each party. Within ten (10) business days after such notice is given, each party shall select appropriate senior executives (e.g., director or V.P. level) of each party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. During the course of negotiations under this SECTION 4.6(a), all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating senior executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within thirty (30) days after the first meeting of the negotiating senior executives, either party may commence litigation with respect to the Dispute. However, except as provided below in
SECTION 4.6(b), neither party shall commence litigation against the other party to resolve the Dispute (i) until the parties try in good faith to settle the Dispute by negotiation for at least thirty (30) days after the first meeting of the negotiating senior executives or (ii) until forty (40) days after notice of a Dispute is given by either party to the other party, whichever occurs first.

                  (b) Proceedings. Any Dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to a party. However, the parties shall make a good faith effort to negotiate such Dispute, according to SECTION 4.6(a), while such court action is pending.

                  (c) Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the


                                       9
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provisions of this SECTION 4.6 with respect to all matters not subject to such dispute, controversy or claim.

         SECTION 4.7. GOVERNMENTAL APPROVALS. To the extent that the Distribution requires any governmental approvals, the parties will use their reasonable commercial efforts to obtain any such governmental approvals.

         SECTION 4.8. REPRESENTATIONS AND WARRANTIES OF EON. eOn hereby represents and warrants to CSPR as follows:

                  (a) Organization, Good Standing and Qualification. eOn is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. eOn is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the CSPR's business or properties.

                  (b) Corporate Power. eOn has all requisite legal and corporate power to (i) execute and deliver this Agreement, the Ancillary Agreements and all applicable exhibits and schedules attached hereto and thereto at such times as are contemplated by this Agreement and the Ancillary Agreements; and (ii) perform its obligations hereunder and thereunder.

                  (c) Due Authorization Execution and Enforceability. The execution, delivery and performance of this Agreement and the Ancillary Agreements by eOn have been duly authorized by all necessary corporate or other actions, eOn has duly and validly executed and delivered this Agreement and the Ancillary Agreements, and this Agreement and the Ancillary Agreements are the legal, valid and binding obligations of eOn, enforceable against eOn in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         SECTION 4.9. REPRESENTATIONS AND WARRANTIES OF CSPR. CSPR hereby represents and warrants to eOn as follows:

                  (a) Organization, Good Standing and Qualification. CSPR is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico and has all requisite corporate power and authority to carry on its business as currently conducted.

                  (b) Corporate Power. CSPR has all requisite legal and corporate power to (i) execute and deliver this Agreement, the Ancillary Agreements and all applicable exhibits and schedules attached hereto and thereto at such times as are contemplated by this Agreement and the Ancillary Agreements; and (ii) perform its obligations hereunder and thereunder.

                  (c) Due Authorization Execution and Enforceability. The execution, delivery and performance of this Agreement and the Ancillary Agreements by CSPR have been duly authorized by all necessary corporate or other actions, CSPR has duly and validly executed and delivered this Agreement and the Ancillary Agreements, and this Agreement and the Ancillary


                                       10
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Agreements are the legal, valid and binding obligations of CSPR, enforceable against CSPR in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         SECTION 4.10.     INSURANCE MATTERS.

                  (a) CSPR Insurance Coverage After the Distribution Date. From and after the Distribution Date, CSPR shall be responsible for obtaining and maintaining insurance programs for its risk of loss and such insurance arrangements shall be separate and apart from eOn's insurance programs. Notwithstanding the foregoing, eOn, upon the request of CSPR, shall use all reasonable efforts to assist CSPR in the transition to its own separate insurance programs from and after the Distribution Date, and shall provide CSPR with any information that is in the possession of eOn and would in anyway facilitate CSPR's ability to either obtain insurance coverages for CSPR or to assist CSPR in preventing unintended self-insurance, in whatever form.

                  (b) Cooperation and Agreement not to Release Carriers. Each of eOn and CSPR will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Each of eOn and CSPR, at the request of the other, shall cooperate with and use reasonable efforts to assist the other in recoveries for claims made under any insurance policy for the benefit of any insured party, and neither eOn nor CSPR shall take any action which would intentionally jeopardize or otherwise interfere with either party's ability to collect any proceeds payable pursuant to any insurance policy. Except as otherwise contemplated by this Distribution Agreement or any Ancillary Agreement, after the Distribution Date, neither eOn nor CSPR shall, without the consent of the other, provide any insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of the other thereunder. However, nothing in this Section 4.11(b) shall (i) preclude any party from presenting any claim or from exhausting any policy limit, (ii) require any party to pay any premium or other amount or to incur any liability, or (iii) require any party to renew, extend or continue any policy in force.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1. LIMITATION OF LIABILITY. IN NO EVENT SHALL EON OR CSPR BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         SECTION 5.2. ENTIRE AGREEMENT. This Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall


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
supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         SECTION 5.3. GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of Delaware, excluding its conflict of law rules.

         SECTION 5.4. TERMINATION. This Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of eOn without the approval of CSPR. In the event of termination pursuant to this SECTION 5.4, no party shall have any liability of any kind to the other party.

         SECTION 5.5. NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii)one
(1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with a nationally recognized overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of:

          If to eOn:

                  eOn Communications Corporation
                  4105 Royal Drive NW, Suite 100
                  Kennesaw, Georgia  30144
                  Attention:  Chief Executive Officer
                  Facsimile No.:  (770)423-2228

         If to CSPR:

                  Cortelco Systems Puerto Rico, Inc.
                  1550 Ponce de Leon Avenue, Suite 100
                  Sa Juan, Puerto Rico 09226
                  Attention: Chief Executive Officer
                  Facsimile No.:  (787)281-1752

eOn and CSPR may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this SECTION 5.5.

         SECTION 5.6. COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed via facsimile or otherwise in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 5.7. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Except as herein specifically provided to the contrary, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party to which this Agreement relates.

         SECTION 5.8. SEVERABILITY. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and everyone of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

         SECTION 5.9. WAIVER OF BREACH. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         SECTION 5.10. AMENDMENT AND EXECUTION. This Agreement and amendments hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of eOn and CSPR by their respective duly authorized officers and representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

         SECTION 5.11. DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                  [Remainder of page intentionally left blank]


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
         WHEREFORE, the parties have signed this Distribution Agreement effective as of the date first set forth above.

eOn Communications Corporation               Cortelco Systems Puerto Rico, Inc.


By: /s/ Lanny Lambert                        By: /s/ Sergio Moren
    -------------------------------              -------------------------------
         Lanny Lambert                                 Sergio Moren
         Chief Financial Officer                       President

                                    EXHIBIT A

                           EMPLOYEE MATTERS AGREEMENT

                                    EXHIBIT B

                       CONFIDENTIAL DISCLOSURE AGREEMENT


                                       16